UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 27, 2025

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 27, 2025, in furtherance of the funding plans of Bakkt Holdings, Inc. (the “Company”), as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), the Company drew down $5.0 million under that certain revolving credit agreement dated as of August 12, 2024, by and among the Company, Bakkt Opco Holdings, LLC, the subsidiaries of the Company, and Intercontinental Exchange Holdings, Inc. (“ICE” and, such facility, the “ICE Credit Facility”).

Additional information regarding the ICE Credit Facility is available in the section titled “Item 7. Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity and Capital Resources” in the 2024 Form 10-K, which is incorporated herein by reference.

ICE holds greater than ten percent (10%) of the Company’s capital stock. In addition, an affiliate of ICE employs David Clifton, who is currently serving on the Company’s board of directors. The Company also has certain commercial agreements with certain affiliates of ICE. See “Opco Related Transactions” of the Company’s most recent proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 19, 2024, which disclosure is incorporated herein by reference, for more information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.

By:/s/ Marc D’Annunzio
Name: Marc D’Annunzio
Title: General Counsel and Secretary

Dated: March 31, 2025